                                                                EXHIBIT 5

October 29, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  D.C.  20549

Re:  Medical Action Industries Inc.
     Registration Statement

Gentlemen:

     Reference is made to the filing by Medial Action Industries Inc. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 1,000,000 shares of the Corporation's Common Stock, $.001 par value per share, in connection with the Corporation's 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan, as amended.

     As General Counsel for the Corporation, I have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate, its 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan, as amended, related documents under such plans, and such other documents as I have deemed necessary or relevant under the circumstances.

     Based upon my examination, I am of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware and all of its wholly-owned subsidiaries are duly organized and validly existing under the laws of the respective states in which they are incorporated.

Securities & Exchange Commission
Re: Medical Action Industries Inc.
October 29, 1996
Page -2-


     2. There have been reserved for issuance by the Board of Directors of the Corporation 1,000,000 shares of its Common Stock, $.001 par value per share. The shares of the Corporation's Common Stock, when issued under the 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan, as amended, will be validly authorized, legally issued, fully paid and non-assessable.

     I hereby consent to be named in the Registration Statement as General Counsel of the Corporation, and I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


Very truly yours,




Richard G. Satin
Vice President - Operations
and General Counsel